Exhibit 3.35

STATE OF DELAWARE SECRETARY OF STATE – 02/05 DIVISION OF CORPORATIONS FILED 02:00 PM 05/11/2001 010229215 - 3391116

CERTIFICATE OF INCORPORATION

OF

HEALTH PUBLISHING, INC.

* * * * *

1. The name of the corporation is: Health Publishing, Inc.

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, The name of its registered agent at such address is The Corporation Trust Company.

3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of stock which the corporation shall have authority to issue is one thousand (1,000), and the par value of each of such shares is one dollar ($1.00) amounting in the aggregate to one thousand dollars ($1,000.00).

5. The name and mailing address of each incorporator is as follows:

NAME	MAILING ADDRESS
B. Rushton	1201 Peachtree St., N.E.
Atlanta, GA 30361

M. Proffitt	1201 Peachtree St., N.E.
Atlanta, GA 30361

D. Morris	1201 Peachtree St., N.E.
Atlanta, GA 30361

The name and mailing address of each person who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

NAME	MAILING ADDRESS
Tom Angelillo	2100 Lakeshore Drive
Birmingham, AL 35209

Jeanetta Keller	2100 Lakeshore Drive
Birmingham, AL 35209

Scott Sheppard	2100 Lakeshore Drive
Birmingham, AL 35209

6. The corporation is to have perpetual existence.

7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

To make, alter or repeal the by-laws of the corporation.

To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

To designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The by-laws may provide that in the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, or in the by-laws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval or (ii) adopting, amending or repealing any bylaw of the corporation.

When and as authorized by the stockholders in accordance with law, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its good will and Its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall provide.

Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and /or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, In the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

10. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 11th day of May, 2001.

/s/ B. Rushton
B. Rushton, Incorporator

/s/ M. Proffitt
M. Proffitt, Incorporator

/s/ D. Morris
D. Morris, Incorporator

State of Delaware Secretary of State Division of Corporations Delivered 08:56 PM 05/12/2010 FILED 08:18 PM 05/12/2010 SRV 100501716 - 3391116 FILE

CERTIFICATE OF OWNERSHIP

AND MERGER OF

HEALTH MEDIA VENTURES INC.

INTO

HEALTH PUBLISHING, INC.

Pursuant to Section 253 of the General Corporation Law of Delaware, the undersigned, the duly elected and acting Assistant Secretary of Health Publishing, Inc., a Delaware corporation (the “Corporation”), does hereby certify the following information relating to the merger (the “Merger”) of Health Media Ventures Inc., a Delaware corporation (the “Subsidiary”). with and into the Corporation.

FIRST: The Corporation was incorporated in Delaware on May 11, 2001.

SECOND: The Corporation owns all of the issued and outstanding shares of capital stock of the Subsidiary, which was incorporated in Delaware on September 10, 2007.

THIRD: The Subsidiary is hereby merged with and into the Corporation.

FOURTH: That by action without a meeting pursuant to Section 141(f) of the General Corporation Law, the Board of Directors of the Corporation duly adopted resolutions attached hereto as Exhibit A in connection with the Merger, of which the Corporation shall be the surviving corporation (the “Surviving Corporation”).

FIFTH: The name of the Surviving Corporation shall be: ‘‘Health Media Ventures inc.”

SIXTH: this Certificate of Merger shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Ownership and Merger as of the 12th day of May, 2010.

HEALTH PUBLISHING, INC.

By	/s/ Lauren E. Klein
Lauren E. Klein
Assistant Secretary

EXHIBIT A

RESOLUTIONS

THE MERGER

RESOLVED, on this 11th day of May. 2010, that Subsidiary be. and hereby is, merged with and into the Corporation (the “Merger-”), with the Corporation being the surviving corporation of the Merger (the ‘Surviving Corporation ’); and further

RESOLVED, that the effective time of the Merger (the “Effective Time”) shall be. and hereby is, upon the filing of the Certificate of Ownership and Merger with the Secretary of the State of Delaware: and further

RESOLVED, that, on this 11th day of May, the Merger is advisable and in the best interest of the Corporation, and that at the Effective Time, the Surviving Corporation shall assume all of the Subsidiary’s liabilities and obligations, the identity, existence, rights, privileges, powers, franchises, properties, and assets, and the identity and separate existence of the Subsidiary’ shall cease, and all rights, privileges, powers, franchises, properties and assets of Subsidiary shall be vested in this Corporation: and further

RESOLVED, that at the Effective Time of the Merger, the name of the Surviving Corporation be. and hereby is, changed to: “‘Health Media Ventures Inc. and further

RESOLVED, that from the Effective Time, and thereafter until amended as provided by law, the Certificate of Incorporation of the Surviving Corporation shall be the Certificate of Incorporation of the Corporation, subject to the change of the Surviving Corporation s name to Health Media Ventures Inc., and the bylaws of the Surviving Corporation shall be the bylaws of the Corporation, as effect at the Effective Time: and further

RESOLVED, that the officers of the Corporation be, and each of them hereby is, directed to prepare and execute the Certificate of Ownership and Merger pursuant to Section 253 of the General Corporation Law of the State of Delaware to merge the Subsidiary with and into the Corporation, and to file the same in the office of the Secretary of State of the State of Delaware: and further

RESOLVED, that the foregoing resolutions may be amended or terminated by this Board of Directors at any time prior to the Effective Time of the filing of the aforementioned Certificate of Ownership and Merger with the Secretary of State of the Stale of Delaware: and further

RESOLVED. that the officers of the Corporation be. and each of them hereby is, authorized to take all such actions and to execute and deliver all such agreements instruments and documents, in the name and on behalf of the Corporation, and to pay or cause to be paid all expenses, as they or any of them shall deem necessary or appropriate to accomplish the purposes of the foregoing resolutions: and that the execution and delivery of such agreements, instruments and documents and the doing or performing of any such actions, shall be conclusive evidence that the same is authorized hereby.